EXHIBIT 10.2

                           AMENDMENT NO. 5 AND WAIVER

         THIS AMENDMENT NO. 5 AND WAIVER, dated as of April 19, 2007 (this "Amendment"), of that certain Credit Agreement referenced below is by and among PREMIERE GLOBAL SERVICES, INC., a Georgia corporation formerly known as PTEK Holdings, Inc. (the "Borrower"), the Guarantors and the Lenders identified on the signature pages hereto and BANK OF AMERICA, N.A., as Administrative Agent. Capitalized terms used but not otherwise defined herein shall have the meanings provided in the Credit Agreement.

                               W I T N E S S E T H

         WHEREAS, a $300 million revolving credit facility has been established in favor of the Borrower pursuant to the terms of that certain Credit Agreement, dated as of June 30, 2004 (as amended and modified, the "Credit Agreement"), among the Borrower, the Guarantors and Lenders identified therein and Bank of America, N.A., as Administrative Agent;

         WHEREAS, the Borrower has requested amendment of the Credit Agreement;

         WHEREAS, the Lenders have agreed to the requested amendment on the terms and conditions set forth herein;

         NOW, THEREFORE, in consideration of these premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

         1. Waiver. The provisions of Section 7.01(c) of the Credit Agreement call for delivery of financial projections within 30 days of the beginning of each fiscal year. The Borrower did not provide financial projections for the current fiscal year until April 3, 2007. The Required Lenders hereby waive any Event of Default that exists or may have existed under Section 7.01(c) of the Credit Agreement on account of the delinquency in delivery of the final projections for the 2007 fiscal year.

         2. Amendment of the Credit Agreement. The Credit Agreement is hereby amended as follows:

                  2.1 In Section 1.01 (Defined Terms), the definition of "Applicable Percentage" is amended to include, among other things, a new pricing tier, as follows:

                  "Applicable Percentage" means the following percentages per annum, based on the Consolidated Total Leverage Ratio determined as of the last day of the immediately preceding fiscal quarter:

----------------------------------------------------------------------------------------------------------------------------
                                                                             Revolving Loans and Letters of Credit

----------------------------------------------------------------------------------------------------------------------------
Pricing                 Consolidated Total Leverage Ratio                  Eurocurrency Rate Loans   Base Rate    Commitment
 Level                                                                      and Letters of Credit      Loans         Fee
----------------------------------------------------------------------------------------------------------------------------
  1         Less than 1.0 to 1.0                                                   0.875%              0.000%       0.150%

  2         Less than 1.5 to 1.0 but greater than or equal to 1.0 to 1.0           1.000%              0.000%       0.175%

  3         Less than 2.0 to 1.0 but greater than or equal to 1.5 to 1.0           1.250%              0.000%       0.225%

  4         Less than 2.5 to 1.0 but greater than or equal to 2.0 to 1.0           1.500%              0.000%       0.275%

  5         Greater than or equal to 2.5 to 1.0                                    1.750%              0.000%       0.325%

         Any increase or decrease in the Applicable Percentage resulting from a change in the Consolidated Total Leverage Ratio shall become effective not later than the date five Business Days immediately following the date a Compliance Certificate is required to be delivered pursuant to
         Section 7.02(a); provided, however, that if a Compliance Certificate is not delivered when due in accordance therewith, then Pricing Level 5 shall apply as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered until the date not later than five Business Days immediately following delivery thereof. Determinations by the Administrative Agent of the appropriate Pricing Level shall be conclusive absent manifest error.

                  2.2 In Section 1.01 (Defined Terms), the following definition is added:

                  "2007 Share Repurchase Program" has the meaning provided in
Section 8.06(e)(i).

                  2.3 Clause (i) of Section 8.06(e) is amended and restated in its entirety to read as follows:

                  (i) the Borrower may declare or pay cash dividends to its stockholders and purchase, redeem or otherwise acquire shares of its Capital Stock or warrants, rights or options to acquire any such shares for cash solely; provided that

                           (A) all such dividends or acquisition of shares for
                  cash in any period of four consecutive fiscal quarters (including the fiscal quarter in which any such dividend or acquisition may be made and excluding amounts paid under the 2007 Share Repurchase Program under clause (C) below) shall not exceed an amount equal to sixty-six and two thirds percent (66.667%) of Consolidated EBITDA for the period of four consecutive fiscal quarters as of the last day of the fiscal quarter most recently ended, if the Consolidated Total Leverage Ratio, on a Pro Forma Basis, is less than 2.75 to 1.0;

                           (B) the Borrower may make additional dividends or
                  acquisitions of shares for cash in connection with the issuance of Subordinated Debt otherwise permitted hereunder, in an amount up to thirty-five percent (35%) of the Net Cash Proceeds received therefrom, so long as the maturity of the subject Subordinated Debt is at least 180 days beyond the Revolving Termination Date then applicable hereunder and the dividend is made or the shares are acquired substantially concurrently with the issuance of the subject Subordinated Debt; and

                           (C) during the period from April 1, 2007 until
                  December 31, 2007, the Borrower may purchase, redeem or otherwise acquire shares of its Capital Stock in an aggregate amount up to $150 million (the "2007 Share Repurchase Program"), notwithstanding the foregoing provisions hereof or anything else herein to the contrary, provided that the Borrower will be in compliance with the financial covenants in
                  Section 8.12 after giving effect thereto on a Pro Forma Basis;

                  2.4 Subsections (a) relating to maintenance of a minimum Consolidated Net Worth and (c) relating to maintenance of a maximum Consolidated Total Leverage Ratio of Section 8.12 (Financial Covenants) are amended to read as follows:

                  (a) Consolidated Net Worth. Permit Consolidated Net Worth as of the end of each fiscal quarter to be less than the sum of (i) $228 million (excluding, for purposes hereof, the effect of the 2007 Share Repurchase Program to the extent permitted under Section 8.06(e)(i) herein), plus (ii) as of the end of each fiscal quarter after the Amendment No. 3 Effectiveness Date, an amount equal to 50% of Consolidated Net Income for the fiscal quarter then ended (but not less than zero and with no deduction for net losses), such increases to be cumulative, plus (iii) an amount equal to 75% of the Net Cash Proceeds received from Equity Transactions occurring after the Amendment No. 3 Effectiveness Date.

                  (c) Consolidated Total Leverage Ratio. Permit the Consolidated Total Leverage Ratio as of the end of any fiscal quarter of the Borrower to be greater than 3.25 to 1.0.

         3. Conditions Precedent. This Amendment shall be effective upon (i) receipt by the Administrative Agent of duly executed counterparts of this Amendment from the Credit Parties and Required Lenders, and (ii) payment of fees and expenses payable pursuant to Section 6 in connection with this Amendment.

         4. Guarantor Acknowledgment. Each Guarantor acknowledges and consents to all of the terms and conditions of this Amendment and agrees that this Amendment and all documents executed in connection herewith do not operate to reduce or discharge any Guarantor's obligations under the Credit Documents.

         5. Full Force and Effect. Except as modified hereby, all of the terms and provisions of the Credit Agreement and the other Credit Documents (including schedules and exhibits thereto) shall remain in full force and effect.

         6. Expenses. The Borrower agrees to pay all reasonable costs and expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Amendment, including the reasonable fees and expenses of Moore & Van Allen, PLLC.

         7. Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and it shall not be necessary in making proof of this Amendment to produce or account for more than one such counterpart. Delivery by any party hereto of an executed counterpart of this Amendment by facsimile shall be effective as such party's original executed counterpart and shall constitute a representation that such party's original executed counterpart will be delivered.

         8. Governing Law. This Amendment shall be governed by, and construed in accordance with, the law of the State of New York.

                  [Remainder of Page Intentionally Left Blank]

         IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date first above written.


BORROWER:         PREMIERE GLOBAL SERVICES, INC., a Georgia corporation
--------


                  By: /s/ L. Scott Askins
                      -------------------------------------------------------
                  Name:    L. Scott Askins
                  Title:   SVP-Legal


GUARANTORS:       AMERICAN TELECONFERENCING SERVICES, LTD.,
----------         a Missouri corporation
                  PREMIERE CONFERENCING NETWORKS, INC., a Georgia corporation
                  PTEK SERVICES, INC., a Delaware corporation
                  XPEDITE NETWORK SERVICES, INC., a Georgia corporation
                  XPEDITE SYSTEMS WORLDWIDE, INC., a Delaware corporation
                  ACCUCAST, INC., a Georgia corporation
                  NETSPOKE, INC., a Delaware corporation
                  IMEET, INC., a Delaware corporation
                  COMMUNICATIONS NETWORK ENHANCEMENT INC.,
                   a Delaware corporation


                  By: /s/ L. Scott Askins
                      -------------------------------------------------------
                  Name:    L. Scott Askins
                  Title:   SVP-Legal

                  XPEDITE SYSTEMS, LLC, a Delaware limited liability company

                       By:   PREMIERE GLOBAL SERVICES, INC., its sole Member


                       By: /s/ L. Scott Askins
                           --------------------------------------------------
                       Name:   L. Scott Askins
                       Title:  SVP-Legal

ADMINISTRATIVE AGENT:          BANK OF AMERICA, N.A.,
--------------------           as Administrative Agent and Collateral Agent



                               By: /s/ Anne Zeschke
                                  -----------------------------------------
                               Name:  Anne Zeschke
                               Title: Assistant Vice President

LENDERS:                       BANK OF AMERICA, N.A.,
-------                        as L/C Issuer, Swingline Lender and as a Lender



                               By:/s/ Ken Bauchle
                                  -----------------------------------------
                               Name:  Ken Bauchle
                               Title: Senior Vice President

                               LASALLE BANK NATIONAL ASSOCIATION


                               By: /s/ James J. Hess
                                   ----------------------------------------
                               Name:  James J. Hess
                               Title: Senior Vice President

                               WACHOVIA BANK, NATIONAL ASSOCIATION


                               By: /s/ Karin E. Samuel
                                   ----------------------------------------
                               Name:  Karin E. Samuel
                               Title: Vice President

                               HSBC BANK USA, NATIONAL ASSOCIATION


                               By:
                                   ----------------------------------------
                               Name:
                               Title:

                               COMERICA BANK

                               By: /s/ Richard C. Hampson
                                   -------------------------------
                               Name:  Richard C. Hampson
                               Title: Vice President

                               SUNTRUST BANK


                               By: /s/ Stacy M. Lewis
                                   ----------------------------------------
                               Name:  Stacy M. Lewis
                               Title: Vice President

                               UNITED OVERSEAS BANK LIMITED, NEW YORK AGENCY


                               By:
                                   ----------------------------------------
                               Name:
                               Title:


                               By:
                                   ----------------------------------------
                               Name:
                               Title:

                               GENERAL ELECTRIC CAPITAL CORPORATION


                               By:
                                   ----------------------------------------
                               Name:
                               Title:

                               FIRST HORIZON BANK, A DIVISION OF FIRST
                               TENNESSEE BANK NATIONAL ASSOCIATION


                               By:
                                   ----------------------------------------
                               Name:
                               Title:

                               MB FINANCIAL BANK, N.A. (f/n/a Oak Brook Bank)


                               By: /s/ Henry Wessel
                                   ----------------------------------------
                               Name:  Henry Wessel
                               Title: Vice President


                               AIB DEBT MANAGEMENT LIMITED


                               By: /s/ Shreya Shah
                                   ----------------------------------------
                               Name:  Shreya Shah
                               Title: Vice President
                                      Investment Advisor to AIB Debt Management
                                      Limited



                               By: /s/ Gregory J. Wiske
                                   -------------------------------
                               Name:  Gregory J. Wiske
                               Title: Vice President
                                      Investment Advisor to AIB Debt Management
                                      Limited